SECURITIES AND EXCHANGE COMMISSIONWASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2008

Banner Corporation
(Exact name of registrant as specified in its charter)

Washington	0-26584	91-1691604
State or other jurisdiction	Commission	(I.R.S. Employer
of incorporation	File Number	Identification No.)

10 S. First Avenue, Walla Walla, Washington		99362
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code)  (509) 527-3636

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

G	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

G	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

G	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

G	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition

On July 28, 2008, Banner Corporation issued its earnings release for the quarter ended June 30, 2008.  A copy of the earnings release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d)             Exhibits

99.1           Press Release of Banner Corporation dated July 28, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANNER CORPORATION

Date: July 28, 2008	By: /s/D. Michael Jones
D. Michael Jones
President and Chief Executive Officer

Exhibit 99.1

Contact: D. Michael Jones, President and CEO Lloyd W. Baker, CFO (509) 527-3636 NEWS RELEASE

Banner Corporation Announces Second Quarter Results;
Includes Provision for Loan Losses of $15 Million and
Non-cash Write-down of Goodwill; Remains “Well Capitalized”

Walla Walla, WA – July 28, 2008 - Banner Corporation (NASDAQ GMS: BANR), the parent company of Banner Bank and Islanders Bank, today reported that, as a result of the significant decline in its stock price and market capitalization during the second quarter in conjunction with similar declines in the value of most financial institutions and the ongoing disruption in related financial markets, it has decided to reduce the carrying value of goodwill by $50 million in its Statement of Financial Condition as of June 30, 2008.  While this write-down of goodwill is a non-cash charge that does not affect the Company’s or the Banks’ liquidity or operations, the adjustment brings the Company’s book value and tangible book value more closely in line with each other and more accurately reflects current market conditions.  Also, since goodwill is excluded from regulatory capital, this impairment charge (which is not deductible for tax purposes) does not have an adverse effect on the regulatory capital ratios of the Company or either of its subsidiary banks, each of which continues to remain “well capitalized” under the regulatory requirements.

Banner also reported that, as a result of a $15 million provision for loan losses, the Company recorded a net operating loss, excluding fair value adjustments and the goodwill impairment charge*, of $2.7 million, or $0.17 per diluted share, for the quarter ended June 30, 2008, compared to net operating income, excluding fair value adjustments, of $8.3 million, or $0.56 per diluted share, for the quarter ended June 30, 2007.  For the six months ended June 30, 2008, net operating income, excluding fair value adjustments and the goodwill impairment charge, was $587,000, or $0.04 per share, compared to $15.4 million, or $1.12 per diluted share, for the six months ended June 30, 2007.

“The first half of 2008 has presented a challenging operating environment for Banner, as well as for the entire financial services industry,” stated D. Michael Jones, President and Chief Executive Officer.  “This difficult environment has led to a great deal of uncertainty with respect to the valuation of certain assets, including goodwill.  As goodwill is deducted for the purpose of regulatory capital calculations, is ignored by most institutional investors and has no effect on liquidity or operations, there is no meaningful economic effect from this non-cash accounting entry.  At least annually and more often if appropriate, all companies are required to determine the appropriate carrying value of goodwill as an asset.  As a result of the significant decline in many banks’ common stock prices, including Banner’s, and the lack of merger transactions in recent months, measuring the value of goodwill at June 30, 2008 has become difficult and imprecise at best; however, it is clear that the value has declined.  Therefore, we have taken this action to reflect current market conditions as of June 30, 2008.  It is important to note that this change is not a result of any concern with the performance of any of last year’s acquisitions, each of which is performing in line with our expectations at the time of purchase.”

“This difficult environment, including in particular a weakened housing market, also required that we significantly increase our provision for loan losses in order to build our reserves,” Jones added.  “This elevated level of loan loss provisioning depressed our operating results but was an appropriate response to an increase in non-performing loans and further stress in housing markets which in the second quarter became more apparent in the Puget Sound (Seattle) region as well as in the greater Portland, Oregon and Boise, Idaho areas.  Aside from the obvious concerns related to housing markets, the Company’s operations continued to progress well during the quarter, reflecting the commitment of our dedicated employees.  We are particularly pleased to have added two new branches during the quarter, one in Bellevue, Washington, and one in the Pearl District of Portland, Oregon, two important locations for the long-term success of the Company.  And, as we have indicated before, we continue to have a very positive view on the future economic prospects for the Northwest markets that we serve.”

Banner’s results included a net gain of $649,000 ($415,000 after tax) in the second quarter of 2008, compared to a net loss of $1.9 million ($1.2 million after tax) in the second quarter of 2007 for fair value adjustments* as a result of changes in the valuation of financial instruments carried at fair value in accordance with the adoption of Statement of Financial Accounting Standards (SFAS) Nos. 157 and 159.   For the six months ended June 30, 2008, the fair value adjustments resulted in a net gain of $1.5 million ($942,000 after tax), compared to a net loss of $697,000 ($446,000 after tax) for the first six months of 2007.

*Earnings information excluding the goodwill impairment charge and fair value adjustments (net income from recurring operations) represent non-GAAP (Generally Accepted Accounting Principles) financial measures.  Management has presented these non-GAAP financial measures in this earnings release because it believes that they provide more useful and comparative information to assess trends in the Company’s core operations reflected in the current quarter and year-to-date results.  Where applicable, the Company has also presented comparable earnings information using GAAP financial measures.

(more)

BANR - Second Quarter 2008 Results
July 28, 2008

Credit Quality

“The housing market has continued to soften in our primary markets in the Puget Sound, Portland and Boise, resulting in increasing delinquencies and non-performing assets, primarily construction and land development loans,” said Jones.  “As a result, we have chosen again this quarter to increase our reserves through a higher level of provisioning, as property values have clearly declined.  As well as covering known issues and net charge-offs, the second quarter’s provision allowed us to maintain an appropriate portion of the allowance for loan losses against loans that are currently performing according to their repayment terms.”

Banner added $15.0 million to its provision for loan losses in the second quarter of 2008, compared to $6.5 million in the first quarter of 2008 and $1.4 million in the second quarter of 2007.  The allowance for loan losses at June 30, 2008 was $58.6 million, representing 1.47% of total loans outstanding.  Non-performing loans were $89.9 million at June 30, 2008, compared to $54.4 million in the previous quarter and $13.2 million at June 30, 2007.  In addition, Banner’s real estate owned and repossessed assets increased to $11.4 million at June 30, 2008 compared to $7.6 million in the previous quarter and $1.7 million at June 30, 2007.  Banner’s net charge-offs in the current quarter totaled $6.9 million, or 0.18% of average loans.

“Although one-to-four family residential construction and related lot and land loans represent 26% of our portfolio and 81% of our nonperforming assets, they are significantly diversified with respect to geography and sub-markets, price ranges and borrowers,” added Jones.  “We are proactively monitoring and managing this portion of our portfolio and we are actively engaged with our borrowers in resolving problem loans.”  The geographic distribution of construction and land development loans is approximately 29% in the greater Puget Sound market, 33% in the greater Portland, Oregon market, and 7% in the greater Boise, Idaho market, with the remaining 31% distributed in various eastern Washington, eastern Oregon and northern Idaho markets served by Banner Bank.  While nonperforming assets are similarly geographically disbursed, they are concentrated largely in land and land development loans.  The geographic distribution of nonperforming construction, land and land development loans and real estate owned included approximately $34.2 million, or 42%, in the Puget Sound region, $17.6 million, or 22%, in the greater Portland market area and $18.6 million, or 23%, in the greater Boise market area.  “Although additional charge-offs will undoubtedly occur, based on recent appraisals, regular inspections and our understanding of the local markets, we are confident losses will not approach the overly pessimistic projections of certain analysts and equity market participants,” stated Jones.  “And, while the current imbalance in the housing markets will likely require twelve to eighteen months to be fully resolved, we believe we have the management and resources to address these challenges and still maintain a strong forward momentum that will allow Banner Corporation and our talented employees to prosper from the many business opportunities available across our Northwest franchise.”

Income Statement Review

Banner’s net interest margin was 3.50% for the second quarter of 2008, compared to 3.63% in the preceding quarter and 4.11% for the second quarter of 2007.  For the first half of 2008, the net interest margin was 3.56% compared to 4.04% in the first half of 2007.  Funding costs decreased 44 basis points compared to the previous quarter and decreased 105 basis points from the second quarter a year earlier, while asset yields decreased 55 basis points from the prior linked quarter and 160 basis points from the second quarter a year ago.

“During the second quarter we continued to experience decreasing asset yields which significantly reduced our net interest margin, as the full impact of the Federal Reserve’s earlier rate cuts were realized and changes in the mix of the loan portfolio reduced the proportional contribution of some of the higher yielding loan categories,” said Jones.  “Deposit costs also declined in the second quarter of 2008, but have not yet matched the more immediate impact of lower market interest rates on a substantial portion of our loan portfolio.  In addition, the higher level of delinquencies is also reflected in our lower net interest margin, as non-accruing loans reduced the margin by approximately 16 basis points in this year’s second quarter compared to approximately three basis points in the same quarter a year earlier.”

In the second quarter of 2008, net interest income before the provision for loan losses was $37.0 million, compared to $37.4 million in the preceding quarter and $38.1 million in the same quarter a year ago.  In the first half of 2008, net interest income before the provision for loan losses increased 6% to $74.3 million, compared to $70.3 million in the first half of 2007.  Revenues from recurring operations (net interest income before the provision for loan losses plus other operating income excluding fair value adjustments) were $45.0 million in the second quarter of 2008, up slightly from $44.7 million for the first quarter of 2008 and essentially unchanged from the second quarter a year ago.  Revenues from recurring operations for the first half of 2008 increased 9% to $89.7 million, compared to $82.3 million in the first half of 2007.

Total other operating income from recurring operations (excluding fair value adjustments) for the second quarter increased to $8.0 million up from $7.4 million in the preceding quarter and increased 16% compared to $6.9 million for the same quarter a year ago.  For the first half of 2008, total other operating income from recurring operations increased 28% to $15.3 million, compared to $12.0 million in the first half of 2007.  Income from deposit fees and other service charges increased to $5.5 million in the second quarter of 2008, compared to $5.0 million for the preceding quarter, and increased 34% from $4.1 million in the second quarter a year ago.  Income from mortgage banking operations, at $1.6 million, was nearly unchanged in the second quarter compared to the preceding

(more)

BANR - Second Quarter 2008 Results
July 28, 2008

quarter but decreased slightly from $1.8 million in the same period a year ago.  For the first half of the year, mortgage banking revenues were essentially unchanged but are likely to decline modestly over the remainder of the year given the lower levels of residential sales activity.

“Our expense ratios were higher in the second quarter, compared to the first quarter of the year, largely as a result of higher collection costs and other professional fees, as well as $678,000 of combined operating expenses and valuation adjustments for real estate owned and other repossessed assets and $306,000 of increased costs of FDIC insurance,” said Jones.  “During the quarter we incurred additional costs associated with the opening of our two new offices.  Although we anticipate collection costs will continue to be above historical levels for the next few quarters, we expect little change in total operating expense levels going forward this year and have no plans to add additional branches during the remainder of the year.”  Other operating expenses from recurring operations (excluding the goodwill write-off) were $35.2 million in the second quarter of 2008, compared to $33.7 million in the preceding quarter and $31.3 million in the second quarter a year ago.  The increase from the prior year reflects the effects of new branch openings and last year’s acquisitions.  For the first half of the year other operating expenses from recurring operations were $68.9 million compared to $57.4 million in the first half of 2007.  Operating expenses from recurring operations as a percentage of average assets was 3.08% in the second quarter of 2008, compared to 3.01% in the previous quarter and 3.14% in the second quarter a year ago.

Balance Sheet Review

“We have significantly slowed our origination of construction and land development loans as we remain very cautious in our underwriting,” said Jones.  “As a result, our construction and development loan balances declined by $32 million during the most recent quarter compared to March 31, 2008 balances, including a $31 million decrease in one-to-four family construction loans.  By contrast, we continued to have good growth in all other loan categories.”  Net loans increased 9% to $3.91 billion at June 30, 2008, compared to $3.58 billion a year earlier.  Assets increased 9% to $4.64 billion at June 30, 2008, compared to $4.27 billion a year earlier.

Total deposits increased 5% to $3.76 billion at June 30, 2008, compared to $3.59 billion at the end of June 2007.  Non-interest-bearing accounts increased 5% and certificates of deposit increased 13% during the twelve months ending June 30, 2008, while total transaction and savings accounts decreased 7%.  “Our retail deposit activity has been steady, although we have seen a decline in average deposit balances for certain real estate-related customers as their business activity has slowed,” said Jones.  “We are optimistic that our expanded branch network will deliver continued deposit growth and related fee income as we have experienced a healthy increase in the number of transaction deposit accounts.”

Tangible shareholders’ equity at June 30, 2008 was $295.2 million compared to $273.6 million at June 30, 2007.  Tangible book value per share was $18.38 at quarter-end, compared to $17.72 a year earlier.  During the quarter ended June 30, 2008, the Company issued 402,000 shares of common stock through its Dividend Reinvestment and Stock Purchase Plan and in connection with the exercise of vested stock options at an average price of $18.13 per share.  At June 30, 2008, Banner had 16.3 million shares outstanding, while it had 15.7 million shares outstanding a year ago.

“In the past few months, the market price of Banner’s common stock has significantly declined due in part to the uncertainty revolving around the U.S. housing market and Banner’s commitment to loans for construction of one-to-four family dwellings and related land and lot loans,” said Jones.  “Further, we believe the price has been partially influenced by speculation by short sellers concerning our potential need to raise additional capital.  To set the record straight, aside from continuation of our dividend reinvestment and stock purchase plan, Banner Corporation does not now intend to sell common stock or issue other capital instruments as our analysis indicates that the Company and its subsidiary banks have sufficient capital to accommodate the orderly collection of existing housing and land loan portfolios at current price levels and absorption rates and remain well capitalized during the entire process.

Accounting Treatments

Banner Corporation adopted SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, and SFAS No. 157, Fair Value Measurements, effective January 1, 2007.  SFAS No. 159, which was issued in February 2007, generally permits the measurement of selected eligible financial instruments at fair value at specified election dates.  SFAS No. 157 defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles (GAAP), and expands disclosures about fair value measurement.  The Company has chosen to apply SFAS No. 159 to certain investment securities and wholesale borrowings, including its junior subordinated debentures, to allow it more flexibility with respect to the management of those assets and liabilities and its interest rate risk position.

Restatement and Reclassification

The Statement of Financial Condition for the quarter ended June 30, 2007 has been restated to reflect non-material cumulative adjustments to the common stock and retained earnings components of stockholders’ equity related to the tax treatment of certain elements of stock-based compensation for periods prior to January 1, 2007.  The effects of these adjustments are reductions of $380,000 in income taxes payable and $2.4 million in retained earnings and increases of $2.8 million and $380,000, respectively, in

(more)

BANR - Second Quarter 2008 Results
July 28, 2008

common stock (paid-in capital) and total stockholders’ equity as of December 31, 2006.  These adjustments have immaterially affected certain previously reported ratios for the quarter ended June 30, 2007.

In addition, certain reclassifications have been made to the prior periods’ consolidated financial statements and/or schedules to conform to the current period’s presentation.  These reclassifications may have slightly affected certain ratios for the prior periods.  These reclassifications had no effect on retained earnings or net income as previously presented and the effect of these reclassifications is considered immaterial.

Conference Call

Banner will host a conference call on Tuesday, July 29, 2008, at 7:00 a.m. PDT, to discuss second quarter results.  The conference call can be accessed live by telephone at 303-205-0044.  To listen to the call online, go to the Company’s website at www.bannerbank.com.  An archived recording of the call can be accessed by dialing 303-590-3000, passcode 11116845# until Tuesday, August 5, 2008, or via the Internet at www.bannerbank.com.

About the Company

Banner Corporation is a $4.6 billion bank holding company operating two commercial banks in Washington, Oregon and Idaho.  Banner serves the Pacific Northwest region with a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans.  Visit Banner Bank on the Web at www.bannerbank.com.

This press release contains statements that the Company believes are “forward-looking statements.” These statements relate to the Company’s financial condition, results of operations, plans, objectives, future performance or business. You should not place undue reliance on these statements, as they are subject to risks and uncertainties. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements the Company may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to the Company. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors which could cause actual results to differ materially include, but are not limited to, the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs; changes in general economic conditions, either nationally or in our market areas; changes in the levels of general interest rates, deposit interest rates, our net interest margin and funding sources; fluctuations in the demand for loans, the number of unsold homes and other properties and fluctuations in real estate values in our market areas; results of examinations of us by the Board of Governors of the Federal Reserve System and our bank subsidiaries by the Federal Deposit Insurance Corporation, the Washington State Department of Financial Institutions, Division of Banks or other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our reserve for loan losses or to write-down assets; fluctuations in agricultural commodity prices, crop yields and weather conditions; our ability to control operating costs and expenses; our ability to implement our branch expansion strategy; our ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we have acquired or may in the future acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto; our ability to manage loan delinquency rates; our ability to retain key members of our senior management team; costs and effects of litigation, including settlements and judgments; increased competitive pressures among financial services companies; changes in consumer spending, borrowing and savings habits; legislative or regulatory changes that adversely affect our business; adverse changes in the securities markets; inability of key third-party providers to perform their obligations to us; changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board; war or terrorist activities; other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services and other risks detailed in Banner’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

(more)

BANR -  Second Quarter 2008 Results
July 28, 2008

RESULTS OF OPERATIONS	Quarters Ended			Six Months Ended
(in thousands except shares and per share data)	Jun 30, 2008	Mar 31, 2008	Jun 30, 2007	Jun 30, 2008	Jun 30, 2007

INTEREST INCOME:
Loans receivable	$64,094	$68,073	$71,047	$132,167	$132,875
Mortgage-backed securities	1,087	1,153	1,535	2,240	3,310
Securities and cash equivalents	2,861	2,727	1,829	5,588	3,672
	68,042	71,953	74,411	139,995	139,857

INTEREST EXPENSE:
Deposits	27,565	30,063	32,378	57,628	59,988
Federal Home Loan Bank advances	1,301	1,849	1,164	3,150	3,441
Other borrowings	530	610	790	1,140	1,718
Junior subordinated debentures	1,666	2,064	1,969	3,730	4,423
	31,062	34,586	36,301	65,648	69,570

Net interest income before provision for loan losses	36,980	37,367	38,110	74,347	70,287
PROVISION FOR LOAN LOSSES	15,000	6,500	1,400	21,500	2,400

Net interest income	21,980	30,867	36,710	52,847	67,887

OTHER OPERATING INCOME:
Deposit fees and other service charges	5,494	5,013	4,090	10,507	7,053
Mortgage banking operations	1,579	1,615	1,808	3,194	3,163
Loan servicing fees	547	402	373	949	748
Miscellaneous	363	331	592	694	1,053
	7,983	7,361	6,863	15,344	12,017
Increase (Decrease) in valuation of financial instruments carried at fair value	649	823	(1,877)	1,472	(697)
Total other operating income	8,632	8,184	4,986	16,816	11,320

OTHER OPERATING EXPENSE:
Salary and employee benefits	19,744	19,638	19,635	39,382	36,103
Less capitalized loan origination costs	(2,728)	(2,241)	(3,175)	(4,969)	(5,769)
Occupancy and equipment	5,989	5,868	5,106	11,857	9,458
Information / computer data services	1,840	1,989	1,767	3,829	3,136
Payment and card processing services	1,768	1,531	1,298	3,299	2,286
Professional services	1,331	755	723	2,086	1,282
Advertising and marketing	1,677	1,418	1,867	3,095	3,724
State/municipal business and use taxes	576	564	470	1,140	878
Amortization of core deposit intangibles	725	736	352	1,461	352
Miscellaneous	4,300	3,450	3,256	7,750	5,920
	35,222	33,708	31,299	68,930	57,370
Goodwill write-off	50,000	- -	- -	50,000	- -
Total other operating expense	85,222	33,708	31,299	118,930	57,370
Income (Loss) before provision (benefit) for income taxes	(54,610)	5,343	10,397	(49,267)	21,837
PROVISION (BENEFIT) FOR INCOME TAXES	(2,305)	1,509	3,286	(796)	6,913
NET INCOME (LOSS)	$(52,305)	$3,834	$7,111	$(48,471)	$14,924

Earnings (Loss) per share
Basic	$(3.31)	$0.24	$0.49	$(3.06)	$1.11
Diluted	$(3.30)	$0.24	$0.48	$(3.05)	$1.09
Cumulative dividends declared per common share	$0.20	$0.20	$0.19	$0.40	$0.38
Weighted average shares outstanding
Basic	15,821,934	15,847,921	14,519,669	15,834,728	13,426,939
Diluted	15,872,604	15,965,032	14,791,195	15,877,093	13,727,889
Shares repurchased during the period	- -	613,903	2,624	613,903	10,610
Shares issued in connection with acquisitions	- -	- -	2,592,611	- -	2,592,611
Shares issued in connection with exercise of stock options or DRIP	401,645	251,391	110,820	653,036	784,215

PRO FORMA DISCLOSURES EXCLUDING THE EFFECTS OF THE CHANGE IN THE VALUATION OF
FINANCIAL INSTRUMENTS CARRIED AT FAIR VALUE AND GOODWILL WRITE-OFF
NET INCOME (LOSS) from above	$(52,305)	$3,834	$7,111	$(48,471)	$14,924
ADJUSTMENTS FOR CHANGE IN VALUATION OF FINANCIAL
INSTRUMENTS AND GOODWILL WRITE-OFF
Change in valuation of financial instruments carried at fair value	(649)	(823)	1,877	(1,472)	697
Goodwill write-off	50,000	- -	- -	50,000	- -
Income tax provision (benefit) related to above items	234	296	(676)	530	(251)
Above items, net of income tax provision (benefit)	49,585	(527)	1,201	49,058	446

NET INCOME (LOSS) FROM RECURRING OPERATIONS	$(2,720)	$3,307	$8,312	$587	$15,370
Earnings (Loss) per share EXCLUDING the effects of change in valuation of financial instruments carried at fair value and goodwill write-off
Basic	$(0.17)	$0.21	$0.57	$0.04	$1.14
Diluted	$(0.17)	$0.21	$0.56	$0.04	$1.12

(more)

BANR - Second Quarter 2008 Results
July 28, 2008

FINANCIAL CONDITION
(in thousands except shares and per share data)	Jun 30, 2008	Mar 31, 2008	Jun 30, 2007	Dec 31, 2007

			Restated(1)
ASSETS
Cash and due from banks	$91,953	$93,634	$81,366	$98,120
Federal funds and interest-bearing deposits	430	28,760	25,437	310
Securities - at fair value	238,670	226,910	182,969	202,863
Securities - held to maturity	55,612	55,647	48,196	53,516
Federal Home Loan Bank stock	37,371	37,371	37,291	37,371
Loans receivable:
Held for sale	6,817	6,118	8,178	4,596
Held for portfolio	3,966,482	3,833,875	3,610,174	3,805,021
Allowance for loan losses	(58,570)	(50,446)	(43,248)	(45,827)

	3,914,729	3,789,547	3,575,104	3,763,790

Accrued interest receivable	22,890	23,795	24,885	24,980
Real estate owned held for sale, net	11,390	7,572	1,700	1,867
Property and equipment, net	97,928	98,808	87,327	98,098
Goodwill and other intangibles, net	86,205	136,918	129,126	137,654
Bank-owned life insurance	52,213	51,725	50,441	51,483
Other assets	26,953	21,538	25,207	22,606
	$4,636,344	$4,572,225	$4,269,049	$4,492,658

LIABILITIES

Deposits:
Non-interest-bearing	$477,144	$486,201	$455,628	$484,251
Interest-bearing transaction and savings accounts	1,216,217	1,297,215	1,307,680	1,288,112
Interest-bearing certificates	2,063,392	1,909,894	1,829,473	1,848,230
	3,756,753	3,693,310	3,592,781	3,620,593

Advances from Federal Home Loan Bank at fair value	182,496	155,405	33,826	167,045
Customer repurchase agreements and other borrowings	164,192	135,032	71,926	91,724

Junior subordinated debentures at fair value	101,358	105,516	98,419	113,270

Accrued expenses and other liabilities	37,438	39,263	51,792	47,989
Deferred compensation	12,694	12,224	10,497	11,596
Deferred income tax liability, net	- -	38	- -	2,595
Income taxes payable (1)	- -	1,899	7,121	- -
	4,254,931	4,142,687	3,866,362	4,054,812

STOCKHOLDERS' EQUITY

Common stock (1)	299,425	292,061	281,279	300,486
Retained earnings (1)	84,204	139,722	123,797	139,636
Other components of stockholders' equity	(2,216)	(2,245)	(2,389)	(2,276)
	381,413	429,538	402,687	437,846
	$4,636,344	$4,572,225	$4,269,049	$4,492,658

Shares Issued:
Shares outstanding at end of period	16,305,282	15,903,637	15,680,486	16,266,149
Less unearned ESOP shares at end of period	240,381	240,381	240,381	240,381
Shares outstanding at end of period excluding unearned ESOP shares	16,064,901	15,663,256	15,440,105	16,025,768
Book value per share (1) (2)	$23.74	$27.42	$26.08	$27.32
Tangible book value per share (1) (2) (3)	$18.38	$18.68	$17.72	$18.73

Consolidated Tier 1 leverage capital ratio	8.80%	9.15%	9.67%	10.04%

(1)	- Income taxes payable, common stock and retained earnings have been restated to reflect adjustments related to the tax treatment of certain elements of stock-based compensation.
(2)	- Calculation is based on number of shares outstanding at the end of the period rather than weighted average shares outstanding and excludes unallocated shares in the ESOP.
(3) - Tangible book value excludes goodwill, core deposit and other intangibles.

(more)

BANR - Second Quarter 2008 Results
July 28, 2008

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

	Jun 30, 2008	Mar 31, 2008		Jun 30, 2007		Dec 31, 2007
LOANS (including loans held for sale):
Commercial real estate	$983,732	$899,333		$811,072		$882,523
Multifamily real estate	145,016	163,110		174,315		165,886
Commercial construction	103,009	75,849		87,821		74,123
Multifamily construction	17,681	38,434		35,552		35,318
One- to four-family construction	540,718	571,720		654,558		613,779
Land and land development	494,944	502,077		457,264		497,962
Commercial business	709,109	735,802		595,250		696,350
Agricultural business including secured by farmland	212,397	181,403		181,505		186,305
One- to four-family real estate	511,611	456,199		445,585		445,222
Consumer	255,082	216,066		175,430		212,149
Total loans outstanding	$3,973,299	$3,839,993		$3,618,352		$3,809,617
Restructured loans performing under their restructured terms	$7,771	$2,026	$	- -		$2,750
Total delinquent loans	$96,530	$85,927		$22,391		$69,031
Total delinquent loans / Total loans outstanding	2.43%	2.24%		0.62%		1.81%

LOANS BY GEOGRAPHIC CONCENTRATION AT
Jun 30, 2008	Washington	Oregon		Idaho		Other	Total

Commercial real estate	$731,519	$158,421		$83,629		$10,163	$983,732
Multifamily real estate	127,617	10,219		3,726		3,454	145,016
Commercial construction	72,758	23,943		5,940		368	103,009
Multifamily construction	16,066	1,615		- -		- -	17,681
One- to four-family construction	276,695	236,084		27,939		- -	540,718
Land and land development	235,486	179,746		79,712		- -	494,944
Commercial business	521,004	90,654		81,373		16,078	709,109
Agricultural business including secured by farmland	89,886	49,910		71,629		972	212,397
One- to four-family real estate	437,383	47,043		23,710		3,475	511,611
Consumer	203,560	38,514		13,008		- -	255,082
Total loans outstanding	$2,711,974	$836,149		$390,666		$34,510	$3,973,299

Percent of total loans	68.3%	21.0%		9.8%		0.9%	100.0%

DETAIL OF LAND AND LAND DEVELOPMENT LOANS AT
Jun 30, 2008	Washington	Oregon		Idaho		Other	Total

Residential
Acquisition & development	$110,562	$121,380		$24,916	$	- -	$256,858
Improved lots	42,423	31,736		10,893		- -	85,052
Unimproved land	39,918	12,245		30,403		- -	82,566
Commercial & industrial
Acquisition & development	2,590	9,999		226		- -	12,815
Improved land	18,555	2,795		6,344		- -	27,694
Unimproved land	21,438	1,591		6,930		- -	29,959
Total land & land development loans outstanding	$235,486	$179,746		$79,712	$	- -	$494,944

ADDITIONAL INFORMATION ON DEPOSITS & OTHER BORROWINGS

BREAKDOWN OF DEPOSITS	Jun 30, 2008	Mar 31, 2008		Jun 30, 2007		Dec 31, 2007

Non-interest-bearing	$477,144	$486,201		$455,628		$484,251

Interest-bearing checking	411,571	452,531		461,749		430,636
Regular savings accounts	580,482	610,085		570,117		609,073
Money market accounts	224,164	234,599		275,814		248,403
Interest-bearing transaction & savings accounts	1,216,217	1,297,215		1,307,680		1,288,112

Three-month maturity money market certificates	163,980	174,957		176,107		165,693
Other certificates	1,899,412	1,734,937		1,653,366		1,682,537
Interest-bearing certificates	2,063,392	1,909,894		1,829,473		1,848,230
Total deposits	$3,756,753	$3,693,310		$3,592,781		$3,620,593

INCLUDED IN OTHER BORROWINGS
Customer repurchase agreements / "Sweep accounts"	$91,192	$85,032		$69,726		$91,724

	Washington	Oregon		Idaho		Total
GEOGRAPHIC CONCENTRATION OF DEPOSITS AT
Jun 30, 2008	$2,985,817	$514,784		$256,152		$3,756,753

(more)

BANR - Second Quarter 2008 Results
July 28, 2008

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

		Quarters Ended		Six Months Ended
CHANGE IN THE	Jun 30, 2008	Mar 31, 2008	Jun 30, 2007	Jun 30, 2008	Jun 30, 2007
ALLOWANCE FOR LOAN LOSSES

Balance, beginning of period	$50,446	$45,827	$36,299	$45,827	$35,535
Acquisitions / (divestitures)	- -	- -	5,957	- -	5,957
Provision	15,000	6,500	1,400	21,500	2,400

Recoveries of loans previously charged off	255	144	231	399	895
Loans charged-off	(7,131)	(2,025)	(639)	(9,156)	(1,539)
Net (charge-offs) recoveries	(6,876)	(1,881)	(408)	(8,757)	(644)

Balance, end of period	$58,570	$50,446	$43,248	$58,570	$43,248

Net charge-offs (recoveries) / Average loans outstanding	0.18%	0.05%	0.01%	0.23%	0.02%

ALLOCATION OF
ALLOWANCE FOR LOAN LOSSES	Jun 30, 2008	Mar 31, 2008	Jun 30, 2007	Dec 31, 2007
Specific or allocated loss allowance
Commercial real estate	$4,518	$4,180	$5,905	$3,771
Multifamily real estate	524	587	939	934
Construction and land	19,991	11,117	14,490	7,569
One- to four-family real estate	2,322	2,054	1,465	1,987
Commercial business	21,494	17,842	13,881	19,026
Agricultural business, including secured by farmland	1,634	1,397	2,796	1,419
Consumer	2,583	2,807	1,604	3,468

Total allocated	53,066	39,984	41,080	38,174
Estimated allowance for undisbursed commitments	543	599	327	330
Unallocated	4,961	9,863	1,841	7,323

Total allowance for loan losses	$58,570	$50,446	$43,248	$45,827

Allowance for loan losses / Total loans outstanding	1.47%	1.31%	1.20%	1.20%

(more)

BANR - Second Quarter 2008 Results
July 28, 2008

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

	Jun 30, 2008	Mar 31, 2008	Jun 30, 2007		Dec 31, 2007

NON-PERFORMING ASSETS

Loans on non-accrual status
Secured by real estate:
Commercial	$5,907	$3,273	$3,557		$1,357
Multifamily	- -	- -	- -		1,222
Construction and land	70,340	44,192	1,690		33,432
One- to four-family	5,526	2,869	1,627		3,371
Commercial business	6,875	3,114	5,040		2,250
Agricultural business, including secured by farmland	265	386	987		436
Consumer	- -	40	83		- -
	88,913	53,874	12,984		42,068

Loans more than 90 days delinquent, still on accrual
Secured by real estate:
Commercial	- -	- -	- -		- -
Multifamily	- -	- -	- -		- -
Construction and land	- -	- -	- -		- -
One- to four-family	889	488	175		221
Commercial business	- -	- -	8		- -
Agricultural business, including secured by farmland	- -	- -	- -		- -
Consumer	116	73	10		94
	1,005	561	193		315
Total non-performing loans	89,918	54,435	13,177		42,383
Real estate owned (REO) / Repossessed assets	11,397	7,579	1,712		1,885
Total non-performing assets	$101,315	$62,014	$14,889		$44,268

Total non-performing assets / Total assets	2.19%	1.36%	0.35%		0.99%

DETAIL & GEOGRAPHIC CONCENTRATION OF
NON-PERFORMING ASSETS AT
Jun 30, 2008	Washington	Oregon	Idaho		Other	Total
Secured by real estate:
Commercial	$3,931	$991	$985	$	- -	$5,907
Multifamily	- -	- -	- -		- -	- -
Construction and land
One- to four-family construction	21,233	6,466	4,412		- -	32,111
Residential land acquisition & development	14,556	5,991	4,875		- -	25,422
Residential land improved lots	4,062	945	1,354		- -	6,361
Residential land unimproved	1,136	- -	5,310		- -	6,446
Commercial land acquisition & development	- -	- -	- -		- -	- -
Commercial land improved	- -	- -	- -		- -	- -
Commercial land unimproved	- -	- -	- -		- -	- -
Total construction and land	40,987	13,402	15,951		- -	70,340
One- to four-family	6,140	103	172		- -	6,415
Commercial business	161	89	6,625		- -	6,875
Agricultural business, including secured by farmland	265	- -	- -		- -	265
Consumer	116	- -	- -		- -	116
Total non-performing loans	51,600	14,585	23,733		- -	89,918

Real estate owned (REO) / Repossessed assets	3,487	5,293	2,617		- -	11,397

Total non-performing assets at end of the period	$55,087	$19,878	$26,350	$	- -	$101,315

(more)

BANR-Second Quarter 2008 Results
July 28, 2008

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
(rates / ratios annualized)
	Quarters Ended			Six Months Ended

OPERATING PERFORMANCE	Jun 30, 2008	Mar 31, 2008	Jun 30, 2007	Jun 30, 2008	Jun 30, 2007

			Restated(1)		Restated(1)
Average loans	$3,917,563	$3,830,992	$3,413,095	$3,874,277	$3,193,662
Average securities and deposits	336,662	312,596	302,971	324,605	313,318
Average non-interest-earning assets	352,639	359,474	286,725	354,960	237,133

Total average assets	$4,606,864	$4,503,062	$4,002,791	$4,553,842	$3,744,113

Average deposits	$3,719,748	$3,606,121	$3,302,750	$3,662,934	$3,043,663
Average borrowings	419,280	411,560	278,366	415,421	335,856
Average non-interest-earning liabilities	31,475	42,997	60,776	36,130	54,667

Total average liabilities	4,170,503	4,060,678	3,641,892	4,114,485	3,434,186

Total average stockholders' equity	436,361	442,384	360,899	439,357	309,927
	`
Total average liabilities and equity	$4,606,864	$4,503,062	$4,002,791	$4,553,842	$3,744,113

Interest rate yield on loans	6.58%	7.15%	8.35%	6.86%	8.39%
Interest rate yield on securities and deposits	4.72%	4.99%	4.45%	4.85%	4.49%

Interest rate yield on interest-earning assets	6.43%	6.98%	8.03%	6.70%	8.04%

Interest rate expense on deposits	2.98%	3.35%	3.93%	3.16%	3.97%
Interest rate expense on borrowings	3.35%	4.42%	5.65%	3.88%	5.75%

Interest rate expense on interest-bearing liabilities	3.02%	3.46%	4.07%	3.24%	4.15%

Interest rate spread	3.41%	3.52%	3.96%	3.46%	3.89%

Net interest margin	3.50%	3.63%	4.11%	3.56%	4.04%

Other operating income / Average assets	0.75%	0.73%	0.50%	0.74%	0.61%

Other operating expense / Average assets	7.44%	3.01%	3.14%	5.25%	3.09%

Efficiency ratio (other operating expense / revenue)	186.84%	74.00%	72.63%	130.46%	70.30%

Return (Loss) on average assets	(4.57%)	0.34%	0.71%	(2.14%)	0.80%

Return (Loss) on average equity	(48.21%)	3.49%	7.90%	(22.19%)	9.71%

Return (Loss) on average tangible equity (2)	(66.67%)	4.80%	10.31%	(30.60%)	11.98%

Average equity / Average assets	9.47%	9.82%	9.02%	9.65%	8.28%

(1)	- Average non-interest-earning liabilities and average stockholders' equity have been restated to reflect adjustments related to the tax treatment of certain elements of stock-based compensation.
(2)	- Average tangible equity excludes goodwill, core deposit and other intangibles.

Operating performance for the periods presented excluding the effects of change in valuation of financial instruments carried at fair value and goodwill write-off
Other operating income (loss) EXCLUDING change in valuation of
financial instruments carried at fair value and goodwill write-off / Average assets	0.70%	0.66%	0.69%	0.68%	0.65%

Other operating expense EXCLUDING goodwill write-off / Average assets	3.08%	3.01%	3.14%	3.04%	3.09%

Efficiency ratio (other operating expense / revenue) EXCLUDING change in valuation
of financial instruments carried at fair value and goodwill write-off	78.34%	75.36%	69.60%	76.85%	69.70%

Return (Loss) on average assets EXCLUDING change in valuation of financial
instruments carried at fair value and goodwill write-off	(0.24%)	0.30%	0.83%	0.03%	0.83%

Return (Loss) on average equity EXCLUDING change in valuation of financial
instruments carried at fair value and goodwill write-off	(2.51%)	3.01%	9.24%	0.27%	10.00%

Return (Loss) on average tangible equity EXCLUDING change in valuation of
financial instruments carried at fair value and goodwill write-off	(3.47%)	4.14%	12.05%	0.37%	12.33%

(more)